UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 22, 2013

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2013, Orrstown Financial Services, Inc. (the “Company”), appointed Eric A. Segal to the Board of Directors of Orrstown Bank (the “Bank”) and the Company effective as of such date.  In addition, effective August 22, 2013, John S. Ward, a director of the Company and the Bank since 1999, retired from the Board of Directors of the Company and the Bank.  Mr. Segal will fill the vacancy on the Board of Directors of the Company and the Bank created by Mr. Ward’s retirement.  Following his retirement, Mr. Ward will serve as an Emeritus Director of the Company and the Bank.

It is anticipated that Mr. Segal will be appointed to the Asset Liability Committee of the Company’s Board of Directors.  There are no arrangements or understandings between Mr. Segal and any other person pursuant to which Mr. Segal was selected as a director of the Company and the Bank.  There are no business relationships between the Company and Mr. Segal that require disclosure pursuant to Item 404(a) of Regulation S-K. The Company has not entered into any material plan, contract or arrangement with Mr. Segal in connection with his appointment to the Board of Directors.  However, Mr. Segal will receive the same compensation and other benefits as provided to other non-employee directors of the Company as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2013.

A copy of the press release is filed as Exhibit 99 hereto and is incorporated by reference herein.

Section 7 – Regulation FD

Item 7.01                      Regulation FD Disclosure.

On August 22, 2013, the Bank issued a press release announcing the appointments discussed herein.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

99                                           Press Release dated August 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: August 26, 2013	By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr. President and Chief Executive Officer (Duly Authorized Representative)